UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2017

AMERITEK VENTURES

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-54739	82-2380777
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

1980 Festival Plaza Dr., Suite 530, Las Vegas, NV 89135

(Address of principal executive offices)

877-571-1776

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities

On August 30, 2017, Ameritek Ventures (“ATVK or “the Company”) sold 71,429 shares of its common stock to Meridian Pacific Holdings, LLC, in exchange for $100,000. These funds were accepted by the Company on September 7, 2017. The aforementioned shares were sold with an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Ameritek Ventures Registrant

Date: September 7, 2017
/s/ Kenneth P. Mayeaux
Name: Kenneth P. Mayeaux
Title: Vice-President, Secretary and Treasurer